EXHIBIT 99.1




PRESS RELEASE                                           FOR IMMEDIATE RELEASE

Contact:                                                    Stephen E. Wessel
                                                               (504) 457-6220



          GS FINANCIAL CORP. ANNOUNCES NAME CHANGE OF ITS SUBSIDIARY

     Metairie, Louisiana - (June 16, 2006) - Stephen E. Wessel, President & CEO of GS Financial Corp. (the "Company") (Nasdaq/NMS: GSLA) and its subsidiary, Guaranty Savings and Homestead Association (the "Association"), announced that, after 69 years of operating under the name of Guaranty Savings and Homestead Association, the name of its wholly owned subsidiary was officially changed to Guaranty Savings Bank (the "Bank"), effective June 15, 2006.

     Mr. Wessel stated that, while the Bank will continue to operate as a Louisiana chartered savings association, the name change was part of a marketing strategy to promote the expansion of our product line and services beyond that of the traditional savings and loan institution. Guaranty Savings Bank remains committed to providing community banking services in the metropolitan New Orleans area.